Exhibit 10.12

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT (“Agreement”) is signed on the 14th day of April, 2008, effective as of the 1st day of January, 2008, by and between Electric Fuel (E.F.L.) Ltd., an Israeli corporation (the “Company”), and Mr. Steven Esses (the “Executive”).

WHEREAS, the Executive has worked for the Company since October 2002; and

WHEREAS, the Company and the Executive entered into an Employment Agreement effective as of January 1, 2005 (the “Original Agreement”); and

WHEREAS, the Company and the Executive now wish to extend the Executive’s employment and to amend and restate the Original Agreement in its entirety in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as follows:

1.             Term.

The term of the Executive’s employment under this Agreement shall be for the period commencing January 1, 2008 and ending on December 31, 2010 (the “Initial Term”), provided, however, that the term of this Agreement shall be automatically extended for additional terms of two (2) years each (each, an “Additional Term”) upon the end of the Initial Term and each Additional Term, unless either the Executive or the Company shall have given written notice to the other at least ninety days (90) days prior thereto that the Initial Term or any Additional Term of this Agreement shall not be so extended (a “Non-Renewal”). The provisions of this Agreement shall apply to the relationship between the parties hereto retroactively as if this Agreement were signed on the commencement of the Initial Term.

2.             Employment.

(a)
The Executive shall be employed as President and Chief Operating Officer of the Company. The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar executive capacity in Israeli subsidiaries of publicly-held corporations. The Executive shall exercise his authority in a reasonable manner and shall report to the Chief Executive Officer of the Company (the “CEO”).

(b)
Excluding periods of vacation and sick leave to which the Executive shall be entitled, the Executive agrees to devote the attention and time to the businesses and affairs of the Company required to discharge the responsibilities assigned to the Executive hereunder. The Company acknowledges that the Executive is a director of multiple non-profit organizations. In addition, the Company acknowledges that the Executive is involved in certain investment activities which, together with the above mentioned positions, will consume a portion of his time. The Company consents to these other positions and activities so long as these do not interfere in any material manner with the Executive’s performance of his duties hereunder and do not constitute a violation of Section 8 hereof.

(c)
While the Executive is employed by the Company hereunder, the Company shall use its best efforts to cause the Executive to be elected to the Board of Directors of the Company (the “Board”) and on the board of directors of such of the Company’s Israeli subsidiaries as the CEO shall determine, as a member of such Board(s).

(d)
The Company will use its reasonable best efforts to obtain, and to keep in place at all times that the Executive is a director or officer of the Company, a directors and officers liability policy covering the Executive in an amount and otherwise containing terms and conditions consistent with past practices.

(e)	The Executive agrees to serve on the Board and on the board of directors of such Israeli subsidiaries of the Company as the CEO may request.

(f)	The Executive shall be required to travel on a periodic basis. Air travel shall be business class.

3.             Base Salary, Bonus and Financial Planning Allowance.

(a)
Base Salary. The Company agrees to pay or cause to be paid to the Executive, for his services to the Company, during the first year of this Agreement a monthly base salary at the rate of NIS 53,023.5 per month, or such larger amount as the Compensation Committee of the Board (the “Compensation Committee) may in its sole discretion determine following a review which shall be conducted by the CEO and the Compensation Committee by not later than March 31 of each year, such larger amount to take effect retroactively to the January 1 immediately preceding such review (hereinafter referred to as the “Base Salary”).  The Base Salary will, effective January 1 of each year beginning January 1, 2009, be increased annually by six percent (6%) to reflect changes in the Consumer Price Index during the previous year, irrespective of the actual extent of any such changes.

(b)
Retention Stock Bonus. The Company has granted to the Executive a retention bonus of up to 200,000 shares of restricted stock, vesting (i) 25,000 shares on December 31, 2008, 25,000 shares on December 31, 2009, and 25,000 shares on December 31, 2010, with each such vesting being contingent on the Executive being employed by the Company on the scheduled vesting date, (ii) 25,000 shares on December 31, 2008, 25,000 shares on December 31, 2009, and 25,000 shares on December 31, 2010, with each such vesting being contingent on the Executive being employed by the Company on the scheduled vesting date and on performance criteria to be established by the Compensation Committee of the Board of Directors, and (iii) 50,000 shares on January 1, 2011, with such vesting being contingent upon the Executive succeeding to the position of Chief Executive Officer by such date.

(c)
Bonus. The Company agrees to pay or cause to be paid to the Executive on each anniversary of this Agreement or as soon thereafter as may be possible in order to determine the relevant results of the Company, an annual bonus, as follows:

(i)             If, as of such anniversary, the Company shall have attained 90% of the Company’s Budgeted Number (as defined below) for the year preceding such anniversary, then Executive’s bonus shall be equal to 25% of Executive’s gross annual Base Salary as then in effect for the year preceding such anniversary;

(ii)            If, as of such anniversary, the Company shall have attained 120% of the Company’s Budgeted Number (as defined below) for the year preceding such anniversary, then Executive’s bonus shall be equal to 75% of Executive’s gross annual Base Salary as then in effect for the year preceding such anniversary;

(iii)           If, as of such anniversary, the Company shall have attained more than 90% but less than 120% of the Company’s Budgeted Number (as defined below), then Executive’s bonus shall be calculated as follows:

B  =         (S x 25%) + (N-90)/30 x (S x 50%)

Where:

B  =         The amount of Executive’s annual bonus, as a percentage of Executive’s gross annual Base Salary; and

N  =         The percentage of the Budgeted Number (as defined below) that was attained by the Company in the immediately preceding fiscal year; provided, however, that N is more than 90 and less than 120;

S  =          Executive’s gross annual Base Salary.

For the purposes of this Section 3(b), the Budgeted Number shall be the budgeted results of the Company as agreed by the Board prior to the end of each fiscal year for the fiscal year designated in such budget, and may include targets for any or all of the following factors: (i) revenues; (ii) cash flow, and (iii) EBITDA. In the event that some but not all targets are reached, the Compensation Committee shall made a determination as to what percentage of the Budgeted Number was attained.

(c)
Equity Grants. The Executive will receive annual stock option or restricted stock bonus grants in respect of the common stock of the Company’s parent corporation, Arotech Corporation (“Arotech”), in amounts to be determined based on the recommendation of the CEO and the decision of the Compensation Committee of Arotech.

(d)
Tax Planning Reimbursement. The Company shall pay Executive an amount of up to NIS 45,000 on each anniversary of this Agreement to cover Executive’s legal, tax and financial planning expenses, against invoices or receipts; any excess in any given year may be used by the Executive to fund supplemental health or life insurance policies, if any. Any amounts not used in a given year shall roll over to future years, but amounts unused at notice of termination of this Agreement shall expire. Legal expenses may not be used to finance legal advice or litigation against the interests of the Company.

(e)
Retention Bonus. The Company will pay to the Executive under the conditions described in the separate Salary Increment Agreement of even date herewith, a retention bonus (the “Retention Bonus”) of NIS 900,000, if paid in U.S. dollars at the rate of exchange on the date prior to the day of payment as published by the Bank of Israel, which Retention Bonus will be funded into a separate earmarked account on or before December 31, 2009. The Retention Bonus shall be payable to the Executive 90 days after the Executive leaves the employment of the Company, as follows:

(i)    Prior to December 31, 2009, for any of the following reasons, as such reasons are defined below: (1) due to Disability, (2) by the Executive for Good Reason, (3) by the Executive because there has been a Change in Control or a Change of Location, (4) by the Executive’s death, or (5) due to Non-Renewal; and

(ii)    Subsequent to December 31, 2009, for any reason other than termination by the Company for Cause.

To avoid doubt, it is hereby clarified that once funds have been deposited in the earmarked account, the Company’s obligation in respect of the Retention Bonus shall be extinguished, and all the benefit of all gains and the risk of all losses in respect of the Retention Bonus funds shall belong exclusively to the Executive.

4.             Employee Benefits.

The Executive shall be entitled to the following benefits:

(a)
Life and Disability Insurance. The Company will pay to an insurance company of the Executive’s choice, as premiums for life and disability insurance for the Executive, an amount equal to 13.33% of each monthly payment of the Base Salary together with 2.5% of the Base Salary for disability, and will deduct from each monthly payment of the Base Salary and pay to such insurance company an amount equal to 5% of each monthly payment of the Base Salary, which shall constitute the Executive’s contribution to such premiums. Upon the termination of the Executive’s employment with the Company for whatever reason, including without limitation termination for Cause or the resignation by the Executive, the right to receive the life and disability insurance benefits shall be automatically assigned to the Executive. At the Executive’s option, in lieu of providing life and disability insurance, the Company shall pay the amount it would otherwise pay for such insurance to the trust referred to in Section 7(b)(ii) hereof.

(b)
Education Fund. The Company will contribute to an education fund of the Executive’s choice an amount equal to 7.5% of each monthly payment of the Base Salary, and will deduct from each monthly payment of the Base Salary and contribute to such education fund an additional amount equal to 2.5% of each such monthly payment of the Base Salary. Additionally, the Company will pay a supplementary amount to the education fund in the amount of 20% of the Base Salary. Upon the termination of the Executive’s employment with the Company for whatever reason, including without limitation termination for Cause or the resignation by the Executive, the right to receive any amounts in such fund shall be automatically assigned to the Executive. All education fund contributions or imputed income made under this Section in excess of the statutory exemption shall be tax-effected such that the amount of contribution net of any taxes and withholding (including such amounts in respect of payments pursuant to this sentence) equals the percentages specified herein.

(c)
Vacation. The Executive shall be entitled to an annual vacation at full pay equal to 24 work days. Vacation days may be accumulated and may, at the Executive’s option or automatically upon termination, be converted into cash payments in an amount equal to the proportionate part of the Base Salary for such days; provided, however, that if the Executive accumulates more than two (2) times his then current annual entitlement of vacation days, such excess shall be automatically converted into the right to receive such a cash payment in respect of such excess. Payments to which the Executive is entitled pursuant to this Section 4(c) shall be made promptly after the Executive’s request therefor.

(d)
Sick Leave. The Executive shall be entitled to a maximum aggregate of 30 days of fully paid sick leave (inclusive of days accrued under the Original Agreement), accruing at the rate of 2.5 days per month; provided, however, that the Executive shall not be entitled to sick leave payment to the extent he is already covered by manager’s insurance. Sick leave may be accumulated and may, at the Executive’s option, be converted into cash payments in an amount equal to the proportionate part of the Base Salary for such days. Payments to which the Executive is entitled pursuant to this Section 4(d) shall be made promptly after the Executive’s request therefor.

(e)
Automobile. Every three years, the Company shall make a new automobile available to the Executive during the term of this Agreement. Such automobile shall be of a high quality comparable to, but not less than, that of a current (2007, with respect to the Initial Term) model Volvo SUV, and shall be subject to the approval of the Executive, which shall not be unreasonably withheld. The Executive shall be entitled to use the automobile for his personal and business needs, so long as he does not allow anyone who would not be covered by the Company’s insurance to drive it. The Company shall pay all expenses of maintaining and operating the automobile. All expense reimbursements or imputed income made under this Section shall be tax-effected such that the amount of reimbursement received by the Executive net of any taxes and withholdings (including such amounts in respect of payments pursuant to this sentence) equals the expense incurred.

(f)
Benefit Plans. The Executive shall be entitled to participate in all incentive, bonus, benefit or other similar plans offered by the Company, including without limitation the Company’s 2004 Stock Option and Restricted Stock Purchase Plan, in accordance with the terms thereof and as determined by the Board from time to time.

5.             Expenses.

The Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder. Without limiting the generality of the foregoing, the Company shall pay all of the Executive’s expenses in the use of Internet and telephones for the Company’s businesses. The Executive shall be entitled to receive room, board and travel reimbursement in connection with the performance of his duties other than at the principal executive office of the Company, as is customary for senior executives of publicly-held companies. All expense reimbursements made under this Section shall be tax-effected such that the amount of reimbursement received by the Executive net of any taxes and withholdings (including such amounts in respect of payments pursuant to this sentence) equals the expense incurred.

6.             Termination.

The Executive’s employment hereunder shall and/or may be terminated under the following circumstances:

(a)	Death. This Agreement shall terminate upon the death of the Executive.

(b)
Disability. The Company may terminate the Executive’s employment after having established the Executive’s Disability. For purposes of this Agreement, “Disability” means a physical or mental infirmity which impairs the Executive’s ability to substantially perform his duties under this Agreement which continues for a period of at least one hundred and eighty (180) consecutive days.

(c)
Cause. The Company may terminate the Executive’s employment for Cause. For purposes of this Agreement, termination for “Cause” shall mean and include: (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on the Company in a material and adverse manner; (ii) a willful failure to carry out a material directive of the CEO, provided that such directive concerned matters within the scope of the Executive’s duties, was in conformity with Sections 2(a) and 2(b) hereof, would not give the Executive Good Reason to terminate this Agreement and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of funds of the Company; and (iv) reckless or willful misconduct that is materially harmful to the Company; provided, however, that the Company may not terminate the Executive for Cause unless they have given the Executive written notice of the basis for the proposed termination (“Company’s Notice of Termination”).

(d)
Good Reason. The Executive may terminate his employment under this Agreement for Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the events or conditions described in subsections (i) through (vi) hereof:

(i)
a change (1) in the Executive’s status, title, position or responsibilities which, in the Executive’s reasonable judgment, represents a reduction or demotion in the Executive’s status, title, position or responsibilities as in effect immediately prior thereto, or (2) in the primary location from which the Executive shall have conducted his business activities during the 60 days prior to such change;

(ii)	a reduction in the Executive’s Base Salary;

(iii)
the failure by the Company to continue the Executive as a participant in any material compensation or benefit plan in which the other vice presidents of the Company are participating unless agreed to by the Executive;

(iv)	the insolvency or the filing (by any party, including the Company) of a petition for the winding-up of the Company or of Arotech;

(v)	any material breach by the Company of any provision of this Agreement;

(vi)	any purported termination of the Executive’s employment for Cause by the Company which does not comply with the terms of Section 6(c) of this Agreement;

provided, however, that the Executive may not terminate his employment under this Agreement for Good Reason unless he has given the Company (i) written notice of the basis for the proposed termination not more than thirty (30) days after the Executive has obtained knowledge of such basis (“Executive’s Notice of Termination”) and (ii) a period of at least thirty (30) days after the Company’s receipt of such notice in which to cure such basis.

(e)	Change in Control. The Executive may terminate this Agreement if there is a “Change in Control.” For purposes of this Agreement, a “Change in Control” shall mean any of the following events:

(i)
the acquisition (other than from the Company in any public offering or private placement of equity or equivalent securities) by any person or entity of beneficial ownership of thirty percent (30%) or more of the combined voting power of Arotech’s then outstanding voting securities; or

(ii)
individuals who, as of January 1, 2004, were members of the Board of Arotech (the “Original Board”), together with individuals approved by a vote of at least two-thirds (2/3) of the individuals who were members of the Original Board and are then still members of the Board of the Company, cease for any reason to constitute at least one-third (1/3) of the Board of Arotech; or

(iii)	approval by the shareholders of Arotech of a complete winding-up of Arotech or an agreement for the sale or other disposition of all or substantially all of the assets of Arotech.

The Executive shall give to the Company an Executive’s Notice of Termination if the Executive desires to terminate his employment because there has been a Change in Control, such notice to specify the date of such termination which shall be not less than thirty (30) days after such notice is received by the Company. Any such notice, to be effective with respect to any Change in Control, must be sent no later than six (6) months after such Change in Control.

(f)
Change of Location. The Executive may terminate this Agreement if there is a “Change of Location.” For purposes of this Agreement, a “Change of Location” shall mean a change of more than 100 kilometers in the primary location from which the business activities of the Executive shall have been conducted during the 60 days prior to such change.

(g)
Termination Date, Etc. “Termination Date” shall mean in the case of the Executive’s death, his date of death, or in all other cases, the date specified in the Notice of Termination subject to the following:

(i)
if the Executive’s employment is terminated by the Company for Cause or due to Disability, the date specified in the Company’s Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days;

(ii)
if the Executive’s employment is terminated for Good Reason, or because there has been a Change in Control, the Termination Date specified in the Executive’s Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

(h)
Retirement. At any time during the period beginning (i) 150 days prior to his 65th birthday (“Retirement”) or (ii) from 150 days prior to his 55th birthday until 150 days prior to his 65th birthday (“Early Retirement”), the Executive may retire from his positions with the Companies by giving to the Companies written Notice of Retirement specifying the Retirement Date, which Retirement Date shall be at least one hundred and fifty (150) days from the date of such Notice of Retirement.

(i)	Termination Without Cause. Termination other than as set forth above shall constitute termination “Without Cause.”

7.             Compensation upon Termination.

Upon termination of the Executive’s employment hereunder, in addition to any severance sums due to the Executive by operation of law, the Executive shall be entitled to the following benefits:

(a)
If the Executive’s employment is terminated by the Company for Cause or if the Executive’s employment is terminated by the Executive Without Cause, then the Company shall pay the Executive all amounts of Base Salary and the employee benefits specified in clauses (a), (b) and (c) of Section 4 of this Agreement earned or accrued hereunder through the Termination Date but not paid as of the Termination Date (collectively, “Accrued Compensation”).

(b)
If the Executive’s employment by the Company shall be terminated (1) due to Disability, (2) by the Executive for Good Reason, (3) by the Executive because there has been a Change in Control or a Change of Location, (4) by the Executive’s death, (5) due to Non-Renewal, (6) due to Retirement or Early Retirement, or (7) by the Company Without Cause, then the Executive shall be entitled to the additional benefits provided below, which, in the case of death, Disability, Retirement or Early Retirement, shall be in lieu of any further salary for periods subsequent to the Termination Date):

(i)
The Company shall pay the Executive (a) all Accrued Compensation, (b) a bonus at a rate of the higher of (i) 20%, or (ii) the rate that would otherwise be payable pursuant to the provisions of Section 3(b) above for the year in which the Termination Date occurs, of Executive’s annual Base Salary as of the Termination Date, pro rated based on the number of days in such year which occurred prior to the Termination Date, and (c) the amounts referred to in Sections 4(d) and (e) above, to the extent earned or accrued hereunder through the Termination Date but unpaid as of the Termination Date;

(ii)
The Company shall pay into a trust to be established pursuant to a separate trust agreement (the “Trust”) as termination pay and in lieu of any further salary for periods subsequent to the Termination Date (except as provided in Section 7(b)(i) above), as follows: (A) before the end of the first year of this Agreement, a total of (i) $30,400 plus (ii) eighteen (18) times the monthly Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the Termination Date; (B) before the end of the second year of this Agreement, a total of (i) $56,000 plus (ii) twenty (20) times the monthly Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the Termination Date; (C) before the end of the third year of this Agreement, a total of (i) $81,600 plus (ii) twenty-two (22) times the monthly Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the Termination Date; or (D) at or after the end of the third year of this Agreement, a total of (i) $107,200 plus (ii) twenty-four (24) times the monthly Base Salary at the highest rate in effect at any time within the ninety (90) day period ending on the Termination Date (together, the “Base Termination Pay”), subject to subparagraph (v) below. Base Termination Pay will vest and be funded into the Trust as provided in Section 7(b)(iv) below.

(iii)
The Company shall pay to the Executive, in respect of all benefits, an additional sum in the amount of (i) $75,000, in the case of Termination due to Disability, Good Reason, the Executive’s death, or Non-Renewal, or (ii) $150,000, in the case of Termination due to Early Retirement, Retirement, Change of Control or Change of Location. Additionally, the Company shall transfer to the Executive title to the Volvo SUV currently in the possession of the Executive, upon payment by the Executive to the Company, in advance, of all taxes that the Company in good faith believes will be due and owing as a result of the transfer of such title.

(iv)	The termination pay will be funded into the Trust in two installments, the first $100,000 of which has already been funded, and the remainder of which is to be paid by December 31, 2008.

(v)
In the event of a termination due to Change of Control or a Change in Location, all of the Executive’s stock options, whether or not they have yet vested, shall immediately vest and shall be extended for a period of the later of (x) the expiration date thereof, and (y) the second anniversary of such Change of Control or Change of Location, and all of the Executive’s restricted stock shall immediately become unrestricted and freely tradable (subject to applicable securities laws). In the event of termination due to any other reason except for Termination for Cause, the Executive’s then-vested stock options shall be extended for a period of the earlier of (x) the expiration date thereof, and (y) two years after such termination.

Such sums are intended to be in addition to any severance sums due to the Executive by operation of law (in respect of which the Company hereby acknowledges that the Executive’s employment with the Company began in October 2002), and any such sums paid to the Executive as a result of statutory or other legal requirements shall not be deducted from the sums above. Such sums are not intended to be in lieu of amounts payable pursuant to any separate agreements entered into contemporaneously with or subsequent to the date of this Agreement.

As a condition to receiving the payments described in this Section 7, the Executive shall execute and deliver to the Company a release in the form attached hereto as Exhibit A.

(c)
All U.S. dollar amounts payable under this Section 7 shall, at the Company’s option, be paid either in U.S. dollars or in New Israeli Shekels at the rate of exchange on the date prior to the day of payment as published by the Bank of Israel.

8.	Confidentiality; Proprietary Rights; Competitive Activity.

(a)
Confidentiality. Executive recognizes and acknowledges that the technology, developments, designs, inventions, improvements, data, methods, trade secrets and works of authorship which the Company owns, plans or develops, including without limitation the specifications, documentation and other information relating to the Company’s zinc-air battery systems, and businesses and equipment related thereto (in each case whether for their own use or for use by their clients) are confidential and are the property of the Company. Executive also recognizes that the Company’s technology, customer lists, supplier lists, proposals and procedures are confidential and are the property of the Company. Executive further recognizes and acknowledges that in order to enable the Company to perform services for its clients, those clients may furnish to the Company confidential information concerning their business affairs, property, methods of operation or other data. All of these materials and information will be referred to below as “Proprietary Information”; provided, however, that such information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive).

(b)
Non-Disclosure. Executive agrees that, except as directed by the Company, and in the ordinary course of the Company’s business, Executive will not during Executive’s employment with the Company and thereafter, disclose to any person or entity or use, directly or indirectly for Executive’s own benefit or the benefit of others, any Proprietary Information, or permit any person to examine or make copies of any documents which may contain or be derived from Proprietary Information; provided, however, that the Executive’s duties under this Section 8(b) shall not extend to (i) any disclosure that may be required by law in connection with any judicial or administrative proceeding or inquiry or (ii) any disclosure which may be reasonably required in connection with any actions or proceedings to enforce the Executive’s rights under this Agreement. Executive agrees that the provisions of this paragraph shall survive the termination of this Agreement and Executive’s employment by the Company.

(c)
Competitive Activity. The Executive undertakes not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise) at any time, during and for twelve (12) months following termination of his employment with the Company, to engage in or contribute his knowledge to any work or activity that involves a product, process, service or development which is then directly (in any material manner) competitive with any business that the Company has conducted during the term of this Agreement or any extension hereof on which the Executive worked or with respect to which the Executive had access to Proprietary Information while with the Company. Notwithstanding the foregoing, the Executive shall be permitted to engage in the aforementioned proposed work or activity if the Company furnishes him with written consent to that effect signed by an authorized officer of the Company.

(d)
No Solicitation. During the period specified in 8(c) hereof, Executive will not solicit or encourage any customer or supplier of the Company or of any group, division or subsidiary of the Company, to terminate its relationship with the Company or any such group, division or subsidiary, and Executive will not, directly or indirectly, recruit or otherwise seek to induce any employee of the Company or any such group, division or subsidiary to terminate his or her employment or violate any agreement with or duty to the Company or any such group, division or subsidiary.

(e)
Equitable Relief. The Executive agrees that violations of the material covenants in this Section 8 will cause the Company irreparable injuries and agrees that the Company may enforce said covenants by seeking injunctive or other equitable relief (in addition to any other remedies the Company may have at law for damages or otherwise) from a court of competent jurisdiction. In the event such court declares these covenants to be too broad to be specifically enforced, the covenants shall be enforced to the largest extent as may be allowed by such court for the Company’s protection. Executive further agrees that no breach by the Company of, or other failure by the Company under this Agreement shall relieve the Executive of any obligations under Sections 8(a) and 8(b) hereof.

9.	Successors and Assigns.

(a)
This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term the “Company” as used herein shall include such successors and assigns. The term “successors and assigns” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operations of law or otherwise.

(b)
Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal personal representative.

(c)
Nothing to the contrary in the foregoing notwithstanding, the Executive may assign this Agreement to any company of which he is a “control person” within the meaning of the Securities Exchange Act of 1934, provided, that the Executive shall continue to be obligated to fulfill the duties set forth in Section 2 above, and provided, further, that the Executive shall continue to be bound by the terms and provisions of Section 8 of this Agreement notwithstanding any such assignment.

10.	Notice.

For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth below or last given by each party to the other. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the eighth business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

The initial addresses of the parties for purposes of this Agreement shall be as follows:

The Company:	Electric Fuel (E.F.L.) Ltd.
                                                         One HaSolela Street, Western Industrial Park
                                                         Beit Shemesh 99000, Israel

The Executive:	Steven Esses
                                                          P.O. Box 1307
                                                          Efrat, Israel

11.	Miscellaneous.

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

12.	Governing Law; Arbitration; Venue.

This Agreement shall be governed by and construed and enforced in accordance with the laws of Israel without application of any conflicts of laws principles which would cause the application of the domestic substantive laws of any other jurisdiction. All disputes under this Agreement that cannot be resolved by the parties shall be submitted to arbitration under the rules and regulations of the Israel Institute of Commercial Arbitration. Either party may invoke this paragraph after providing 30 (thirty) days written notice to the other party. All costs of arbitration shall be divided equally between the parties. The arbitrator(s) shall award to the prevailing party, if any, as determined by the arbitrator(s), all of its costs and fees. “Costs and Fees” means all reasonable pre-award expenses of the arbitration, including arbitration fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and reasonable attorneys’ fees. In the event that notwithstanding the foregoing arbitration provision there is nevertheless litigation in respect of this Agreement, each of the Executive and the Company hereby irrevocably waives any objection it may now or hereafter have to the laying of venue in the courts of the State of Israel, City of Tel-Aviv-Yafo, for any legal suit or action instituted by any party to the Agreement against any other with respect to the subject matter hereof.

13.	Severability.

The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

14.	Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof including.

15.	Registration Rights.

(a)
If the Company at any time proposes to register any of its securities under the Securities Act of 1933, as from time to time in effect (together with the rules and regulations thereunder, all as from time to time in effect, the “Securities Act”), for its own account or for the account of any holder of its securities, on a form which would permit registration of Common Stock of the Company at the time held or obtainable upon the exercise of options, warrants or rights, or the conversion of convertible securities, at the time held by the Executive (“Registrable Securities”), for sale to the public under the Securities Act, the Company will each such time give notice to the Executive of its intention to do so. Such notice shall describe such securities and specify the form, manner and other relevant aspects of such proposed registration. The Executive may, by written response delivered to the Company within 15 days after the giving of any such notice, request that all or a specified part of the Registrable Securities be included in such registration. the Company will thereupon use its best efforts as part of its filing of such form to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Executive, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered.

(b)
The Executive may, by notice to the Company specifying the intended method or methods of disposition, given at any time and from time to time after the Company has registered any shares of its Common Stock under the Securities Act, request that the Company effect the registration under the Securities Act of all or a specified part of the Registrable Securities; provided, however, that the Company shall not be required to effect a registration pursuant to this Section 15(b) unless such registration may be effected on a Form S-3 (or any successor or similar Form); and provided, further, that each registration pursuant to this Section 15(b) shall cover a number of Registrable Shares equal to not less than 2% of the aggregate number of shares of the Company Common Stock then outstanding. the Company will then use its best efforts to effect the registration as promptly as practicable under the Securities Act of the Registrable Securities which the Company has been requested to register by the Executive pursuant to the Section 15(b).

(c)
Notwithstanding the provisions of Section 15(b), in the event that Executive has requested pursuant to Section 15(b) that the Company effect a registration of securities, and (i) the CEO of the Company determines that it would be seriously detrimental to the Company to effect a registration pursuant to Section 15(b), or (ii) the CEO of the Company determines in good faith that (A) the Company is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization or other material transaction by or of the Company or concerning pending or threatened litigation and (B) disclosure of such information would jeopardize any such transaction or litigation or otherwise materially harm the Company, then the Company shall promptly notify Executive of the occurrence of any of the events described in the foregoing clauses (i) or (ii). Upon the occurrence of any of the events described in clauses (i) or (ii) hereof, the Company shall be allowed to defer a registration of securities pursuant to Section 15(b) above, and if a registration statement had already been filed at such time, Executive shall not dispose of his Registrable Securities under such registration statement until it is so advised in writing by the Company that the registration of securities under 15(b) may be effected or resumed. Notwithstanding the foregoing, any such deferment or prohibition on disposition shall not be in effect for more than 90 days in any 12 months period.

(d)
The Company shall not be obligated to effect any registration of Registrable Securities under Section 15(a) hereof incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.

(e)
The Company hereby agrees to pay, or cause to be paid, all legal, accounting, printing and other expenses (other than the fees and expenses of the Executive’s own counsel and other than underwriting discounts and commissions attributable to the Registrable Securities) in connection with each registration of Registrable Securities pursuant to this Section 15.

(f)
In connection with each registration of Registrable Securities pursuant to this Section 15, the Company and the Executive will enter into such agreements, containing such terms and conditions, as are customary in connection with public offerings, such agreements to contain, without limitation, customary indemnification provisions, representations and warranties and opinions and other documents to be delivered in connection therewith, and to be, if requested, with underwriters.

(g)
The provisions of this Section 15 shall be subject to any agreement entered into by the Company, in good faith, with any underwriter of the Company’s securities or any person or entity providing financing to the Company, in each case containing reasonable limitations on the Executive’s rights and the Company’s obligations hereunder.

(h)
The provisions of this Section 15 shall survive the termination of the other provisions of this Agreement. The rights of the Executive under this Section 16 are assignable, in whole or in part, by the Executive to any person or other entity acquiring securities of the Company from the Executive.

(i)
Notwithstanding anything in the foregoing to the contrary, the Executive shall not demand a registration during the 180 days following an underwritten public offering of the Common Stock of the Company.

(j)
Without the prior written consent of the underwriters managing any public offering, for a period beginning ten days immediately preceding the effective date of any registration statement filed by the Company under the Securities Act of 1933, as amended, and ending on the earlier of (i) 180 days after the effective date of such registration statement and (ii) the end of the shortest period generally applicable to any “affiliate” (as defined in the Securities Act of 1933, as amended) of the Company who is a selling shareholder pursuant to such registration statement or who is otherwise subject to a lockup provision, the Executive (whether or not a selling shareholder pursuant to such registration statement) shall not sell or otherwise transfer any securities of the Company except pursuant to such registration statement.

16.	Taxes.

All sums referred to herein are gross, not net.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Agreement to be executed by its duly authorized officer and the Executive has executed this Amended and Restated Agreement as of the effective date first above written.

Electric Fuel (E.F.L.) Ltd.

By:
	Name:	Steven Esses
Title:

Exhibit A

FORM OF MUTUAL RELEASE

This mutual release is executed and delivered by and between the undersigned employee of Arotech Corporation, a Delaware corporation (the “Company”) and the undersigned’s successors, assigns, executors, estates and personal representatives (collectively, the “Executive”), on the one hand, and the Company and its affiliates, agents, successors and assigns (collectively, the “Company”), on the other hand. For and in consideration of the Executive receiving the compensation referred to in Section 7 of the Amended and Restated Employment Agreement dated December ___, 2007 and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged by the Executive and the Company, the Executive hereby remises, releases and forever discharges the Company, and the Company hereby remises, releases and forever discharges the Executive, of and from any and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, executions, claims and demands of any kind and nature whatsoever in law or in equity, known or unknown, against the other party which ever existed prior to the date hereof, or may ever have on and after the date hereof with respect to matters arising, and dealings with the other party occurring, prior to the date hereof; provided, however, that nothing contained herein shall be construed to release the Executive from any obligations to the Company pursuant to the Employment Agreement nor to release the Company from any of its obligations to the Executive pursuant to the Employment Agreement.

IN WITNESS WHEREOF, the Executive and the Company have each caused this Release to be executed as of __________________.

Electric Fuel (E.F.L.) Ltd.

By:
	Name:	Steven Esses
Title: